Exhibit 99.1

Sadot Group, Inc. Reports First Quarter 2025 Results
Q1 Net Income Increases to $0.9 million, EBITDA Rises to $2.5 million, Revenue Up 24.1%
Dilutive EPS increases to $0.18, improving by $0.24 from prior year

BURLESON, Texas, May 14, 2025 (ACCESSWIRE) - Sadot Group Inc. (Nasdaq: SDOT) (“Sadot Group”, “Sadot” or the “Company”), an emerging player in the global food supply chain sector, today announced its financial results for the first quarter ended March 31, 2025. Chief Financial Officer, Jennifer Black and Interim Chief Executive Officer, David Hanna will host a conference call at 11:00am EDT / 8:00am PDT on May 15, 2025, to review the results. All interested parties are invited to join this call. The quarterly financial statements for the three months ended March 31, 2025, are available on the “investors” section of the Company’s website (www.sadotgroupinc.com/sec-filings) and can also be found on www.sec.gov.

First Quarter 2025 Financial Highlights
•Consolidated revenues of $132.2 million
◦24.1% increase over the prior year period
•Net income increased to $0.9 million
◦Improvement of $1.2 million, over a $0.3 million loss in the prior year period
•EBITDA of $2.5 million
◦ $2.5 million improvement from Q1 2024
•Dilutive EPS improved to $0.18 compared to a negative $0.06 in the prior year period
◦Up $0.24 compared to a negative $0.06 in the prior year period
•Working capital surplus of $21.9 million
◦Compared to $20.5 million as of December 31, 2024
Strategic and Operational Highlights
•Completed 76 transactions of over 0.2 million metric tons of agri-commodities throughout 17 different countries during the first quarter.
•Initiated the first trade from our newly established Sadot Korea subsidiary delivering commodities from Australia to Kenya and other countries.
•Sadot Canada, Inc., entered into a management services agreement with a leading supplier of pulses and specialty crop ingredients to the North American pet food industry.

All numbers disclosed in this report are the amounts attributable to Sadot Group Inc. and exclude the portion related to the non-controlling interests. All share based numbers are split adjusted.

Webcast Details

Date: Thursday, May 15, 2025
Time: 11:00 am EDT/ 8:00 am PDT
To register, please use the following link:

https://www.webcaster4.com/Webcast/Page/3084/52488

* Please note that when logging into the Webcast, individuals must, when prompted to, “allow video and audio” access to their device to view and hear the call.

About Sadot Group Inc.

Sadot Group Inc. has rapidly established itself as an emerging player in the global food supply chain. Sadot Group provides innovative and sustainable supply chain solutions that address the world's growing food security challenges.

Sadot Group currently operates within key verticals of the global food supply chain including global agri-commodity origination and trading operations for food/feed products such as soybean meal, wheat and corn, and farm operations producing grains and tree crops in Southern Africa.

Sadot Group connects producers and consumers across the globe, sourcing agri-commodity products from producing geographies such as the Americas, Africa and the Black Sea and delivering to markets in Southeast Asia, China and the Middle East/North Africa region.

Sadot Group is headquartered in Burleson, Texas with subsidiary operations throughout the United States, Brazil, Canada, Colombia, India, Israel, South Korea, Singapore, Ukraine, United Arab Emirates and Zambia. For more information, please visit www.sadotgroupinc.com.

Sadot Group, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2025	December 31, 2024
	$’000	$’000
ASSETS
Current assets:
Cash	1,940	1,786
Accounts receivable, net of allowance for doubtful accounts of $0.3 million and $0.1 million as of March 31, 2025 and December 31, 2024, respectively	47,751	18,014
Inventory	271	717
Assets held for sale	4,915	5,196
Other current assets	16,925	126,966
Total current assets	71,802	152,679
Property and equipment, net	11,793	11,820
Other non-current assets	149	155
Total assets	83,744	164,654
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	36,682	28,019
Notes payable, current, net of discount of $0.7 million and $0.9 million as of March 31, 2025 and December 31, 2024, respectively	10,911	7,390
Deferred revenue, current	74	2,251
Liabilities held for sale	2,128	2,333
Other current liabilities	139	92,177
Total current liabilities	49,934	132,170
Other non-current liabilities	105	111
Total liabilities	50,039	132,281
Equity:
Common stock, $0.0001 par value, 20,000,000 shares authorized, 5,412,500 and 5,225,147 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	1	1
Additional paid-in capital	113,004	112,406
Accumulated deficit	(82,249)	(83,187)
Accumulated other comprehensive loss	(113)	(27)
Total Sadot Group Inc. shareholders' equity	30,643	29,193
Non-controlling interest	3,062	3,180
Total stockholders’ equity	33,705	32,373
Total liabilities and stockholders’ equity	83,744	164,654

Sadot Group, Inc.
Condensed Consolidated Statement of Operations and Other Comprehensive Income/ (Loss)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
	$’000	$’000
Commodity sales	132,168	106,507
Cost of goods sold	(126,156)	(103,697)
Gross profit	6,012	2,810
Depreciation and amortization expenses	(27)	(91)
Stock-based expenses	(1,428)	(796)
Sales, general and administrative expenses	(3,081)	(1,393)
Income from operations	1,476	530
Interest expense, net	(1,541)	(228)
Change in fair value of stock-based compensation	778	476
Income for continuing operations before income tax	713	778
Income tax expense	—	(1)
Net income for continuing operations	713	777
Discontinued Operations:
Income / (loss) for discontinued operations, net of income tax	107	(1,090)
Net income / (loss) for discontinued operations	107	(1,090)
Net income / (loss)	820	(313)
Net loss attributable to non-controlling interest	118	48
Net income / (loss) attributable to Sadot Group Inc.	938	(265)

Net income from continuing operations per share attributable to Sadot Group Inc.:
Basic	0.16	0.20
Diluted	0.16	0.20

Net income / (loss) from discontinued operations per share:
Basic	0.02	(0.26)
Diluted	0.02	(0.26)

Weighted-average # of common shares outstanding:
Basic	5,227,444	4,186,905
Diluted	5,245,864	4,186,905

Sadot Group, Inc.
Condensed Consolidated Statement of Operations and Other Comprehensive Income/ (Loss) (Continued)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
	$’000	$’000
Net income / (loss)	820	(313)
Other comprehensive income / (loss)
Foreign exchange translation adjustment	2	—
Unrealized loss	(88)	(60)
Total other comprehensive loss	(86)	(60)
Total comprehensive income / (loss)	734	(373)
Comprehensive loss attributable to non-controlling interest	118	48
Total Comprehensive income / (loss) attributable to Sadot Group Inc.	852	(325)

Sadot Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2025	2024
	$’000	$’000
Cash Flows from Operating Activities
Net income / (loss)	820	(313)
Adjustments to reconcile net income / (loss) to net cash (used in) / provided by operating activities:
Depreciation and amortization	27	91
Amortization of debt discount	406	—
Stock-based expenses	1,428	796
Gain / (loss) on fair value remeasurement	18,602	(3,259)
Change in fair value of stock-based compensation	(778)	476
Bad debt expense	164	77
Changes in operating assets and liabilities:
Accounts receivable, net	(29,900)	29,668
Inventory	446	(27)
Other current assets	91,387	3,816
Other non-current assets	—	5
Accounts payable and accrued expenses	8,664	(26,646)
Other current liabilities	(92,154)	(3,208)
Other non-current liabilities	115	—
Deferred revenue	(2,177)	1,031
Total adjustments	(3,770)	2,820
Net cash provided by / (used in) operating activities	(2,950)	2,507
Net cash provided by operating activities - discontinued operations	8	104
Cash Flows from Investing Activities
Disposal of property and equipment	—	29
Net cash provided by investing activities	—	29
Net cash provided by investing activities - discontinued operations	—	29
Cash Flows from Financing Activities
Proceeds from notes payable	4,581	1,500
Repayments of notes payable	(1,467)	(4,261)
Net cash provided by / (used in) financing activities	3,114	(2,761)
Net cash used in financing activities - discontinued operations	(20)	(36)
Foreign exchange translation adjustment	2	(12)
Net Increase (Decrease) in Cash	154	(140)
Cash – beginning of period	1,786	1,354
Cash – end of period	1,940	1,214

Reconciliations of EBITDA and Other Non-GAAP Measures
EBITDA and EBITDA Margin are non-GAAP measures. The Company defines EBITDA as Net loss, adjusted for depreciation, amortization, interest income / (expense), and income taxes. The Company believes that EBITDA and EBITDA Margin, (collectively, the “Non-GAAP Measures”) are useful metrics for investors to understand and evaluate its operating results and ongoing profitability because they permit investors to evaluate its recurring profitability from its ongoing operating activities.

EBITDA and EBITDA Margin, have certain limitations, and you should not consider them in isolation or as a substitute for analysis of its results of operations as reported under U.S. GAAP. The Company cautions investors that amounts presented in accordance with its definitions of any of the Non-GAAP Measures may not be comparable to similar measures disclosed by other issuers, because some issuers calculate certain of the Non-GAAP Measures differently or not at all, limiting their usefulness as direct comparative measures.
The following table presents a reconciliation of EBITDA from the most comparable U.S. GAAP measure, Net loss, and the calculations of the Net loss margin and EBITDA Margin for the three months ended March 31, 2025 and 2024:

	Three Months Ended March 31,
	2025	2024
	$’000	$’000
Net income / (loss)	820	(313)
Adjustments to EBITDA:
Depreciation and amortization expenses	27	91
Interest (income) / expense, net	1,541	228
Income tax expense	—	1
EBITDA	2,388	7
EBITDA attributable to non-controlling interest	118	48
EBITDA attributable to Sadot Group Inc.	2,506	55
Gross Profit	6,012	2,810
Gross Profit attributable to Sadot Group Inc.	6,130	2,858

Net income / (loss) margin attributable to Sadot Group Inc.	0.6%	(0.3)%
EBITDA margin attributable to Sadot Group Inc.	1.9%	0.1%

Forward-Looking Statements

This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Sadot Group, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.
Investor Relations:
E - IR@sadotco.com